Exhibit 5.1

January 25, 2012

Warner Music Group Corp.

c/o WMG Acquisition Corp.

75 Rockefeller Plaza

New York, New York 10019

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Warner Music Group Corp., a Delaware corporation (“Warner Music Group”) and WMG Acquisition Corp., a Delaware corporation (the “Issuer”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4 filed with the Commission on January 25, 2012 (the “Registration Statement”) relating to the proposed offering by the Issuer of $765,000,000 aggregate principal amount of the Issuer’s 11.50% Senior Notes due 2018 (the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 11.50% Senior Notes (the “Old Notes”). The New Notes are to be issued pursuant to the Indenture, dated as of July 20, 2011 (the “Base Indenture”), between the Issuer, as successor by merger to WM Finance Corp. and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the Supplemental Indenture, dated as of July 20, 2011 (the “Supplemental Indenture”; such Base Indenture, as supplemented and amended by the Supplemental Indenture, the “Indenture”), among the Issuer, the entities listed on Schedule I hereto (the “Subsidiary Guarantors”) and the Trustee. The obligations of the Issuer pursuant to the New Notes are to be guaranteed by the Subsidiary Guarantors pursuant to and as set forth in the Indenture (such guarantees, collectively, the “Subsidiary Guarantees”) and by Warner Music Group pursuant to and as set forth in the Guarantee, dated December 8, 2011, by Warner Music Group (such guarantee, the “Parent Guarantee” and together with the Subsidiary Guarantees, the “Guarantees”).

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuer and Warner Music Group and such other instruments and certificates of public officials, officers and representatives of the Issuer and Warner Music Group and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuer and Warner Music Group and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we have examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee, (vii) the enforceability of the Indenture against the Trustee and (viii) the due authentication of the New Notes by the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the qualifications and limitations hereinafter set forth, we are of the opinion that, upon the execution and issuance of the New Notes by the Issuer and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, (1) the New Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, (2) the Subsidiary Guarantees will constitute valid and binding obligation of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, and (3) the Parent Guarantee will constitute a valid and binding obligation of Warner Music Group, enforceable against Warner Music Group in accordance with its terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we do not express any opinion herein concerning any other laws. In rendering the opinions expressed herein, we have relied on all matters relating to the laws of: (a) California, on the opinion of The Stein Law Firm; (b) Delaware, on the opinion of Richards, Layton & Finger, P.A.; (c) Minnesota, on the opinion of Dorsey & Whitney LLP; (d) New Jersey, on the opinion of McCarter & English LLP; (e) Tennessee, on the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC; (f) Utah, on the opinion of Van Cott, Bagley, Cornwall & McCarthy, P.C.; and (g) Wyoming, on the opinion of Rothgerber Johnson & Lyons LLP.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Notes” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

Schedule I

615 Music Library, LLC

A.P. Schmidt Co.

Alternative Distribution Alliance

Artist Arena International, LLC

Artist Arena LLC

Asylum Records LLC (f/k/a WEA Urban LLC)

Atlantic Mobile LLC

Atlantic Pix LLC

Atlantic Productions LLC

Atlantic Recording Corporation

Atlantic Scream LLC

Atlantic/143 L.L.C.

Atlantic/MR Ventures Inc.

BB Investments LLC

Berna Music, Inc.

Big Beat Records Inc.

Bulldog Entertainment Group LLC

Bulldog Island Events LLC

Bute Sound LLC

Cafe Americana Inc.

Chappell & Intersong Music Group (Australia) Limited

Chappell & Intersong Music Group (Germany) Inc.

Chappell Music Company, Inc.

Choruss LLC (f/k/a Network Licensing Collection LLC)

Cordless Recordings LLC

Cota Music, Inc.

Cotillion Music, Inc.

CRK Music Inc.

E/A Music, Inc.

East West Records LLC

Eleksylum Music, Inc.

Elektra Entertainment Group Inc.

Elektra Group Ventures Inc.

Elektra/Chameleon Ventures Inc.

EN Acquisition Corp.

FBR Investments LLC

Ferret Music Holdings LLC

Ferret Music LLC

Ferret Music Management LLC

Ferret Music Touring LLC

FHK, Inc.

Fiddleback Music Publishing Company, Inc.

Foster Frees Music, Inc.

Foz Man Music LLC

Fueled By Ramen LLC

Inside Job, Inc.

Insound Acquisition Inc. (f/k/a Atlantic/MR II Inc.)

Intersong U.S.A., Inc.

J. Ruby Productions, Inc.

Jadar Music Corp.

Lava Records LLC

Lava Trademark Holding Company LLC

LEM America, Inc.

London-Sire Records Inc.

Made of Stone LLC (f/k/a Griffen Corp.)

Maverick Partner Inc.

Maverick Recording Company

McGuffin Music Inc.

Mixed Bag Music, Inc.

MM Investment Inc. (f/k/a Warner Music Bluesky Holding Inc.)

NC Hungary Holdings Inc.

New Chappell Inc.

Nonesuch Records Inc.

Non-Stop Cataclysmic Music, LLC

Non-Stop International Publishing, LLC

Non-Stop Music Holdings, Inc.

Non-Stop Music Library, LC

Non-Stop Music Publishing, LLC

Non-Stop Outrageous Publishing, LLC

Non-Stop Productions, LLC

NVC International Inc.

Octa Music, Inc.

P & C Publishing LLC

Penalty Records, L.L.C.

Pepamar Music Corp.

Perfect Game Recording Company LLC

Rep Sales, Inc.

Restless Acquisition Corp.

Revelation Music Publishing Corporation

Rhino Entertainment Company

Rhino Name & Likeness Holdings, LLC

Rhino/FSE Holdings, LLC

Rick’s Music Inc.

Rightsong Music Inc.

Roadrunner Records, Inc.

Rodra Music, Inc.

Ryko Corporation

Rykodisc, Inc.

Rykomusic, Inc.

Sea Chime Music, Inc.

Six-Fifteen Music Productions, Inc.

SR/MDM Venture Inc.

Summy-Birchard, Inc.

Super Hype Publishing, Inc.

T.Y.S., Inc.

T-Boy Music, L.L.C.

T-Girl Music, L.L.C.

The All Blacks U.S.A., Inc.

The Biz LLC

The Rhythm Method Inc.

Tommy Boy Music, Inc.

Tommy Valando Publishing Group, Inc.

TW Music Holdings Inc.

Unichappell Music Inc.

Upped.com LLC (f/k/a Big Tree Recording Corporation)

W.B.M. Music Corp.

Walden Music Inc.

Warner Alliance Music Inc.

Warner Brethren Inc.

Warner Bros. Music International Inc.

Warner Bros. Records Inc.

Warner Custom Music Corp.

Warner Domain Music Inc.

Warner Music Discovery Inc.

Warner Music Distribution LLC

Warner Music Inc. (f/k/a Warner Music Group Inc.)

Warner Music Latina Inc.

Warner Music Nashville LLC

Warner Music SP Inc.

Warner Sojourner Music Inc.

Warner Special Products Inc.

Warner Strategic Marketing Inc.

Warner/Chappell Music (Services), Inc.

Warner/Chappell Music, Inc.

Warner/Chappell Production Music Inc (f/k/a/ Tri-Chappell Music Inc.)

Warner-Elektra-Atlantic Corporation

WarnerSongs, Inc.

Warner-Tamerlane Publishing Corp.

Warprise Music Inc.

WB Gold Music Corp.

WB Music Corp.

WBM/House of Gold Music, Inc.

WBR Management Services Inc.

WBR/QRI Venture, Inc.

WBR/Ruffnation Ventures, Inc.

WBR/Sire Ventures Inc.

WEA Europe Inc.

WEA Inc.

WEA International Inc.

WEA Management Services Inc.

Wide Music, Inc.

WMG Artist Brand LLC

WMG Management Services Inc.

WMG Trademark Holding Company LLC